UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2012

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2012, the Registrant extended the term of its $2.5 million business loan agreement with Community National Bank (“CNB”) from October 29, 2012 to September 30, 2013. As part of the extension, CNB eliminated the unused line fee of one-half of one percent which had been put into place as of November 1, 2011. All other terms of the CNB credit facility remained unchanged.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item is described in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Promissory Note dated October 29, 2012 made by Registrant’s subsidiary, The Janel Group of New York, Inc., payable to Community National Bank
10.2	Business Loan Agreement dated October 29, 2012 between Registrant’s subsidiary, The Janel Group of New York, Inc., and Community National Bank
10.3	Commercial Guaranty dated September 18, 2012 made by James N. Jannello for the benefit of Community National Bank, guaranteeing the obligations of Registrant’s subsidiary, The Janel Group of New York, Inc., to Community National Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: October 29, 2012	By:	/s/ James N. Jannello
James N. Jannello
Chief Executive Officer